Exhibit 10.53
FIRST AMENDMENT
TO THE
PHELPS DODGE CORPORATION
SUPPLEMENTAL RETIREMENT PLAN

Phelps Dodge Corporation (the “Company”) has previously adopted the Plan, and most recently amended and restated it in its entirety effective as of January 1, 2005 to bring it into documentary compliance with Section 409A of the Internal Revenue Code and related Internal Revenue Service guidance and proposed regulations (collectively “Section 409A”).  Pursuant to Sections 7.3 and 10.1 of the Plan, and as duly authorized by the Company, the Benefits Administration Committee (“BAC”) may amend the Plan at any time, prospectively or retroactively; provided, in relevant part, that (i) the amendment shall not reduce the interest of any Participant in the Plan calculated as of the date of the amendment, and (ii) no such amendment shall cause any benefit payable under the Plan to become subject to additional taxes imposed under Section 409A of the Code.  The BAC has determined that it is necessary or desirable to further amend the Plan in a manner that shall not reduce the interest of any Participant and is consistent with the requirements of Section 409A.

1.	This Amendment shall take effect as of January 1, 2005.

2.           The Plan is amended to add the following new Section 6.3(b)(7) (Special Lump Sum Related to Appendix B) to provide as follows:

    “(7)  Special Lump Sum Related to Appendix B. In addition, in the case of any Participant whose name is listed on Appendix B attached hereto, the benefits shall also be paid in the form of an Actuarially Equivalent lump sum in accordance with the provisions of Section 11.4.”

3.   Section 11.1 of the Plan is hereby amended by inserting the following language after the first use of the word “Participant” in the first sentence in such section:

            “(other than a Participant whose name is listed on Appendix B attached hereto)”

4.   Section 11.2 of the Plan is amended by inserting the following language after the first use of the word “Participant” in the first sentence in such section:

             “(other than a Participant whose name is listed on Appendix B attached hereto)”

5.   Section 11.4 of the Plan is amended by inserting the following language after the first sentence in such section:

 “In addition, in the case of any Participant whose name is listed on Appendix B attached hereto, the benefits shall also be paid in the form of an Actuarially
Equivalent lump sum in accordance with the provisions of this Section 11.4.”

The remaining provisions of the Plan, as amended and restated on January 1, 2005 and as subsequently amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has duly executed this Amendment by its authorized representative as of the 9th day of  November, 2007.

PHELPS DODGE CORPORATION

By   /s/ William D. Rech
      William D. Rech
      Vice President, Human Resources

Appendix B

Name                                                                                                Effective Date

Timothy R. Snider                                                                         April 4, 2007